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                                                    EXHIBIT 4(b)




                                                  DEFERRED
                                                  COMBINATION
                                                  VARIABLE AND
                                                  FIXED ANNUITY
                                                  GROUP MASTER
                                                  CONTRACT

Golden American is a stock company domiciled in Delaware
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   Offices: 1475 Dunwoody Drive, West Chester, Pennsylvania 19380




  CONTRACTHOLDER:  GROUP CONTRACT NUMBER:

  ISSUED IN:                        CONTRACT ISSUE DATE:


  In this Contract, we, our and us refer to the Golden American
  Life Insurance Company.

  In consideration of application for this Contract and the payment of premiums, we agree, subject to the terms and conditions of this Contract, to provide the benefits described in this Contract to the persons eligible (herein called
  "Annuitant[s]") under the terms of this Contract.

  If this Contract is in force, we will make income payments to the Certificate Owner starting on the Annuity Commencement Date shown in each Certificate. If the Certificate Owner or the Annuitant (if the Owner is other than a natural person) dies prior to the Annuity Commencement Date shown in each Certificate, we will pay a death benefit to the Beneficiary. The amounts of such benefits are subject to the terms of this Contract.

  All death proceeds due under this Contract will be paid according to the Beneficiary designation and the provisions of this Contract. Payment of such death proceeds by us will completely discharge our liability with respect to the amounts so paid.

  All provisions set forth on the following pages are a part of this Contract.

  Signed for Golden American Life Insurance Company on the Contract Issue Date.







  President:                                   Secretary:

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DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER CONTRACT
- NO DIVIDENDS
  Variable Cash Surrender Values while a Certificate Owner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial Withdrawal Option. Non-participating.
  Investment results reflected in values.

GA-MA-1074                             1

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                          TABLE OF CONTENTS



    The contents of this Contract appear in the following order:



SCHEDULE....................................... 4

  Premium Payment and Investment Information
  Separate Accounts
  Contract Facts
  Charges
  Income Plan Factors

IMPORTANT TERMS................................ 10

INTRODUCTION TO THE CONTRACT................... 12

  Eligibility
  The Certificate Owner
  The Annuitant
  The Beneficiary
  Change of Certificate Owner or Beneficiary

PREMIUM PAYMENTS AND ALLOCATION CHANGES........ 13

  Initial Premium Payment
  Additional Premium Payment Option
  Reallocation of Accumulation Value
  What Happens if a Division is Not Available

HOW WE MEASURE THE ACCUMULATION VALUE.......... 14

  The Separate Account
  The General Account
  Valuation Period
  Accumulation Value
  Accumulation Value in Each Division and Fixed Allocation
  Fixed Account Guarantee Periods
  Market Value Adjustments
  Measurement of Investment Experience
  Charges Deducted From Accumulation Value for Each Processing
  Period

THE CERTIFICATE OWNER'S BENEFITS............... 19

  Cash Value Benefit
  Partial Withdrawal Option

DEATH BENEFIT PROCEEDS......................... 20

  Proceeds Payable to the Beneficiary


GA-MA-1074                             2

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CHOOSING AN INCOME PLAN........................ 21

  Annuity Benefits
  Annuity Commencement Date Selection
  Frequency Selection
  The Income Plan
  The Annuity Options
  Payment When Named Person Dies

GENERAL PROVISIONS............................. 23

  Entire Contract
  Sending Notice to Us
  Reports to Certificate Owner
  Assignment
  Changing the Contract
  Contract Changes - Applicable Tax Law
  Misstatement of Age or Sex
  Non-Participating
  Payments We May Defer
  Authority to Make Agreements
  Computations
  Facility of Payment
  Incontestability
  Certificates
  Conformity With Law
  Records
  Certificate Owner's Right to Examine the Certificate


GA-MA-1074                             3

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                            THE SCHEDULE
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PREMIUM PAYMENT AND INVESTMENT INFORMATION

  Investment
  Initial Premium                           Minimum $10,000.
  Accumulation Value                        As shown in each
  Certificate.

  Additional Premium Payment
  Minimum payment:                          Qualified plan   $250
              Non-qualified plan            $100
  Maximum Attained Age of Annuitants and Certificate Owners   85

  Allocations
  Maximum Divisions at any one time         twenty
  Allocation changes per Certificate Year without charge Twelve
  Excess allocation charge                  $0

THE VARIABLE SEPARATE ACCOUNT

  Divisions Investing in Shares of Mutual Funds
  Separate Account B is a unit investment trust separate account, organized in and governed by the laws of the State of Delaware, our state of domicile. Separate Account B is divided into Divisions. Each Division listed below invests in shares of the mutual fund portfolio designated. Each portfolio is a part of The GCG Trust managed by Directed Services, Inc.


      SERIES                             SERIES
      [Multiple Allocation               Real Estate
      Fully Managed                      Hard Assets
      Value Equity                       Emerging Markets
      Small Cap                          Limited Maturity Bond
      Capital Appreciation               Liquid Assets
      Rising Dividend                    Strategic Equity
      Capital Growth                     Managed Global
      Developing World                   Global Fixed Income
      Large Cap Value                    Total Return
      Growth                             All-Cap
      Mid-Cap Growth                     Investors
      Research                           Equity Income]






  NOTE: PLEASE REFER TO THE PROSPECTUSES FOR THIS CONTRACT AND THE GCG TRUST FOR MORE DETAILS.

GA-MA-1074                             4

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                            THE SCHEDULE (continued)
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GENERAL ACCOUNT

  Guaranteed Interest Division
  A Guaranteed Interest Division provides an annual minimum interest rate of 3%. At our sole discretion, we may periodically declare higher interest rates. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations.

  Limitations on Allocations
  We reserve the right to restrict allocations into and out of the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account.

  Transfers from a Guaranteed Interest Division
  We currently require that an amount allocated to a Guarantee Period not be transferred until the Maturity Date, except pursuant to our published rules. We reserve the right not to allow amounts previously transferred from a Guaranteed Interest Division to the Variable Separate Account Divisions or to a Fixed Allocation to be transferred back to a Guaranteed Interest Division for a period of at least six months from the date of transfer.

  Systematic Withdrawals
  Up to the interest earned in the prior month, quarter or year may be withdrawn without Surrender Charge adjustment, depending upon whether you have chosen a monthly, quarterly or annual frequency, respectively.


GA-MA-1074                             5

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                            THE SCHEDULE (continued)
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CONTRACT FACTS

  Processing Dates                            As shown in each Certificate.
  Specially Designated Division               Liquid Asset Division.
  Annuity Commencement Date                   As shown in each Certificate.
  Required Date of Annuity Commencement       As shown in each Certificate.
  Death Benefits                              As shown in each Certificate.
  Minimum Annuity Income Payment              As shown in each Certificate.
  Optional Benefit Riders                     None.

  Partial Withdrawals
  The minimum withdrawal amount which may be taken is shown in each Certificate.The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate.In no event may a Partial Withdrawal be greater than 90% of the Cash Surrender Value. After a Partial Withdrawal, the remaining Accumulation Value must be at least $100 to keep a Certificate in force.

  Systematic Partial Withdrawals and Conventional Partial
  Withdrawals may not be taken in the same Certificate Year.

  Conventional Partial Withdrawals
  The minimum withdrawal amount which may be taken is shown in each Certificate.The maximum amount that can be taken as a Conventional Partial Withdrawal each Certificate Year without being considered an Excess Partial Withdrawal is shown in each Certificate.

  Any Conventional Partial Withdrawal is subject to a Market Value Adjustment unless withdrawn from a Fixed Allocation within 30 days prior to the Maturity Date.

  Systematic Partial Withdrawals
  Systematic Partial Withdrawals may be elected to commence after 28 days from the Certificate Issue Date. Systematic Partial Withdrawals may be taken on a monthly, quarterly or annual basis. The maximum withdrawal amount which may be taken is shown in each Certificate. Systematic Partial Withdrawals from Fixed Allocations are not subject to a Market Value Adjustment. We may collect a Surrender Charge for Excess Partial Withdrawals.


  IRA Partial Withdrawals for Qualified Certificates Only
  IRA Partial Withdrawals may be taken on a monthly, quarterly or annual basis, as long as the minimum of $100 is met.

GA-MA-1074                             6

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                            THE SCHEDULE (continued)
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  Fixed Account
  Minimum Fixed Allocation               As shown in each Certificate.
  Guaranteed Minimum Interest Rate       As shown in each Certificate.

  Guarantee Periods: We currently offer Guarantee Periods of 1, 2, 3, 4, 5, 6, 7,8, 9 and 10 years. We reserve the right to offer Guarantee Periods of durations other than those available on the Contract Issue Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

  Index Rate
  The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If these Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

  We currently set the Index Rate once each calendar month.
  However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period of less than 28 days.

CHARGES

  Charge Deduction Division           Liquid Asset Division.

  EXPENSE CHARGES
  ---------------
  Deduction from Premium Payments     None.

  Deductions from Accumulation Value
  Initial Administrative Charge       None.

  Administrative Charge               $30 per Certificate Processing
                                      Period.  The charge is incurred
                                      at the beginning of the
                                      Certificate Processing Period
                                      and deducted on the Certificate
                                      Processing Date at the end of
                                      each Certificate Processing
                                      Period.

  Excess Allocation Charge            $25 - Covers the cost of
                                      allocations in excess of the
                                      twelve free allocation changes
                                      allowed per year.  This charge
                                      may be imposed at the time each
                                      additional allocation is
                                      processed.  The charge, unless
                                      the Certificate Owner specifies
                                      otherwise, will be deducted in
                                      proportion to the amount being
                                      transferred from each Division
                                      and Fixed Allocation.

  Surrender Charges                   As shown in the Certificate.


GA-MA-1074                             7

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                            THE SCHEDULE (continued)
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  Premium Taxes                      We deduct from the Accumulation
                                     Value the amount of any premium
                                     or other state and local taxes
                                     levied by any state or
                                     governmental entity when such
                                     taxes are incurred.  We reserve
                                     the right to change the amount
                                     of the deduction to conform
                                     with changes in the law or if
                                     the Certificate Owner changes
                                     state of residence.  If the
                                     charge for premium taxes is
                                     incurred when premiums are
                                     received, we advance the amount
                                     of the charge to the
                                     Accumulation Value and deduct
                                     it in equal installments on
                                     each Certificate Processing
                                     Date.  Currently, we will waive
                                     the deduction of the applicable
                                     installment on each Certificate
                                     Processing Date.  However, we
                                     deduct the applicable
                                     unrecovered portion of the
                                     charge for premium taxes (not
                                     including installments which
                                     were waived) when determining
                                     the Cash Surrender Value
                                     payable if the Certificate is
                                     surrendered.

  Deductions from the Divisions
  Mortality and Expense Risk Charge  As shown in each Certificate.

  Asset Based Administrative Charge  As shown in each Certificate.


INCOME PLAN FACTORS

  These factors are shown in each Certificate.


GA-MA-1074                             8

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                            IMPORTANT TERMS
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  ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

  ANNUITANT - The person designated by the Certificate Owner to be the measuring life in determining Annuity Payments.

  ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Annuity Payments begin.

  ANNUITY OPTIONS - Options the Certificate Owner selects that determine the form and amount of Annuity Payments.

  ANNUITY PAYMENT - The periodic payment a Certificate Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

  ATTAINED AGE - The Issue Age of the Annuitant or Certificate
       Owner plus the number of full years elapsed since the Certificate Date.

  BENEFICIARY - The person designated to receive benefits in the case of the death of the Certificate Owner.

  BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

  CASH SURRENDER VALUE - The amount the Certificate Owner receives upon surrender of the Certificate.

  CERTIFICATE - This is a summary of the benefits and provisions provided by this Contract.

  CERTIFICATE ANNIVERSARY - The anniversary of the Certificate
       Date.

  CERTIFICATE DATE - The date we received the Initial Premium upon which we begin determining the Certificate values. It may or may not be the same as the Certificate Issue Date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

  CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer Service Center.

  CERTIFICATE PROCESSING DATES - The days when we deduct certain charges from the Accumulation Value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation Date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

  CERTIFICATE PROCESSING PERIOD - The period between successive
       Certificate Processing Dates unless it is the first Certificate Processing Period. In that case, it is the period from the Certificate Date to the first Certificate Processing Date.

  CERTIFICATE YEAR - The period between Certificate Anniversaries.

  CERTIFICATE OWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit.

  CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated on the enrollment form or later elected by the Certificate Owner.

  CONTINGENT ANNUITANT - The person designated by the Certificate
       Owner who, upon the Annuitant's death prior to the Annuity
       Commencement Date, becomes the Annuitant.


GA-MA-1074                             9

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                    IMPORTANT TERMS (continued)
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  CONTRACT ISSUE DATE - The date this Contract is issued at our
       Customer Service Center.

  CONTRACTHOLDER - The entity to whom this Contract is issued.

  EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests and also reflects the charges assessed against the Division for a Valuation Period.

  FIXED ACCOUNT - This is the Separate Account established to support Fixed Allocations.

  FIXED ALLOCATION - An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

  GENERAL ACCOUNT - The account which contains all of our assets other than those held in our separate accounts.

  GUARANTEE PERIOD - The period of years a rate of interest is guaranteed to be credited to a Fixed Allocation or allocations to a Guaranteed Interest Division.

  GUARANTEED INTEREST DIVISION - An investment option available in the General Account.

  GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

  GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by us for Fixed Allocations or allocations to a Guaranteed Interest Division.

  INDEX OF INVESTMENT EXPERIENCE - The index that measures the performance of a Variable Separate Account Division.

  INITIAL PREMIUM - The payment amount required to put each Certificate in effect.

  ISSUE AGE - The Annuitant's or Certificate Owner's age on the last birthday on or before the Certificate Date.

  MARKET VALUE ADJUSTMENT - A positive or negative adjustment to Fixed Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

  MATURITY DATE - The date on which a Guarantee Period matures.

  RIDERS - Riders add provisions or change the terms of the Certificate.

  SPECIALLY DESIGNATED DIVISION - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless the Certificate Owner specifies otherwise.

  VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

  VALUATION PERIOD - Each Business Day together with any non-
       Business Days before it.

  VARIABLE SEPARATE ACCOUNT DIVISION - An investment option available in the Variable Separate Account shown in the Certificate Schedule.


GA-MA-1074                             10

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                            INTRODUCTION TO THE CONTRACT
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ELIGIBILITY

  Eligible persons as stated in the application for this Contract and who have enrolled and for whom the Initial Premium has been paid are eligible to receive the benefits under this Contract.

THE CERTIFICATE OWNER

       The Certificate Owner is also the Annuitant unless another Annuitant has been named and is shown in the Certificate. The Certificate Owner has the rights and options described in this Contract.
       One or more people may own a Certificate. If there are multiple Certificate Owners named, the age of the oldest Certificate Owner will be used to determine the applicable death benefit. In the case of a sole Certificate Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit then due. If the sole Certificate Owner is not an individual, we will treat the Annuitant as the Certificate Owner for purposes of determining when the Certificate Owner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's Issue Age will determine the applicable death benefit payable to the Beneficiary. The sole Certificate Owner's estate will be the Beneficiary if no beneficiary designation is in effect, or if the sole designated Beneficiary has predeceased the Certificate Owner. In the case of a joint Certificate Owner dying prior to the Annuity Commencement Date, the surviving Certificate Owner(s) will be deemed the Beneficiary(ies).

THE ANNUITANT

  The Annuitant is the measuring life of the annuity benefits provided under a Certificate. The Annuitant may not be changed during the Annuitant's lifetime. The Certificate Owner may name a Contingent Annuitant. The Contingent Annuitant becomes the Annuitant if the Annuitant dies while a Certificate is in effect prior to the Annuity Commencement Date. The Certificate Owner will be the Contingent Annuitant unless the Certificate Owner names someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, we will allow the Certificate Owner sixty days to designate someone else as Annuitant. If all Certificate Owners are not individuals and, through operation of this provision, a Certificate Owner becomes the Annuitant, we will pay the death benefit proceeds to the Beneficiary. If there are joint Certificate Owners, we will treat the youngest of the Certificate Owners as the Contingent Annuitant designated, unless elected otherwise.

THE BENEFICIARY

       The Beneficiary is the person to whom we pay death proceeds if the Certificate Owner dies prior to the Annuity Commencement Date. See Death Benefit Proceeds for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Certificate Owners in which case the death benefit proceeds are payable to the surviving Certificate Owners). If the primary Beneficiary dies before the Certificate Owner, the death proceeds are paid to the contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Certificate Owner's estate.
       One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. Other than equal shares may be specified by the Certificate Owner.
       The Certificate Owner has the right to change Beneficiaries during the Certificate Owner's lifetime, unless the primary Beneficiary is designated irrevocable. When an irrevocable Beneficiary has been designated, the Certificate Owner and the irrevocable Beneficiary may have to act together to exercise the rights and options under a Certificate.

CHANGE OF CERTIFICATE OWNER OR BENEFICIARY

  During the Certificate Owner's lifetime and while a Certificate is in effect under this Contract, the Certificate Owner can transfer ownership of a Certificate or change the Beneficiary. To make any of these changes, we require written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A change of Certificate Owner may affect the amount of death benefit payable under the Certificate. See Proceeds Payable to Beneficiary.


GA-MA-1074                             11

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                      PREMIUM PAYMENTS AND ALLOCATION CHANGES
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INITIAL PREMIUM PAYMENT

  The Initial Premium payment is required to put a Certificate in effect. The amount and allocation of the Initial Premium payment is shown in each Certificate.

ADDITIONAL PREMIUM PAYMENT OPTION

  Additional premium payments may be made after the Right to Examine period ends. Satisfactory notice to us must be given for additional premium payments. Restrictions on additional premium payments, such as the Attained Age of the Annuitant or Certificate Owner and the timing and amount of each payment, are shown in each Certificate. We reserve the right to defer acceptance of or to return any additional premium payments.

  As of the date we receive and accept the Certificate Owner's additional premium payment:

           (1) The Accumulation Value will increase by the amount of the premium payment less any premium deductions as shown in each Certificate.
           (2) The increase in the Accumulation Value will be allocated among the Divisions and the Fixed Allocations in accordance with the Certificate Owner's instructions. If the Certificate Owner does not provide such instructions, allocation will be among the Divisions and in proportion to the amount of Accumulation Value in each Division as of the date we receive and accept the additional premium payment. Allocations to the Fixed Account will be made only upon specific written request.

  Where to Make Payments
  Additional premium payments are to be sent to our Customer
  Service Center. On request, a receipt signed by one of our officers will be provided.

REALLOCATION OF ACCUMULATION VALUE

  The Accumulation Value may be reallocated among the Divisions, and the Fixed Allocations prior to the Annuity Commencement Date. The number of free allocation changes each Certificate Year that we will allow is shown in each Certificate. To make an allocation change, we must receive satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. Restrictions for reallocation into and out of the Divisions are shown in each Certificate. Some Divisions may have restrictions on allocations. An allocation from the Fixed Allocation may be subject to a Market Value Adjustment. See Market Value Adjustment.

WHAT HAPPENS IF A VARIABLE SEPARATE ACCOUNT DIVISION IS NOT AVAILABLE

  When a distribution is made from an investment portfolio supporting a unit investment trust Division of the Separate
  Account in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in each Certificate unless the Certificate Owner specifies otherwise.

  Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice 30 days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in each Certificate, we must receive satisfactory notice at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the Accumulation Value for purposes of the number of free allocations permitted.



GA-MA-1074                             12

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                   PREMIUM PAYMENTS AND ALLOCATION CHANGES
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RESTRICTED FUNDS

Restricted Funds are subject to limits as to amounts which may be invested or transferred into such divisions. The designation of a division as a Restricted Fund may be changed upon 30 days notice to the Owner with regard to future transfers and premium payments into such division. When a new division is made available it may be designated as a Restricted Fund. If so designated, the rules regarding its restrictions will be sent to the Owner. Also listed below are he total Contract limits for Restricted Funds. Listed on the Schedule Page are the total Contract limits for Restricted Funds.

THRESHOLDS

Each Restricted Fund has one or more thresholds at which point no further amounts may be allocated to that division. Compliance with a threshold is verified whenever there is a transaction initiated which is subject to such threshold (premium payments, transfers, withdrawals). A threshold is applied to the total Accumulation Value of each Restricted Fund. Thresholds may be changed by the Company for new premiums, transfers or withdrawals by Restricted Fund upon 30 day notice.

DOLLAR CAP

The Dollar Cap is the dollar amount at which no further Accumulation Value may be added to Restricted Funds.

PREMIUM THRESHOLD

The threshold for premium by Restricted Fund limits the amount of any premium which may be allocated to that division. Should a request for allocation to a Restricted Fund exceed the limit in effect for that division or for the Contract, any excess over that amount shall be allocated prorata to any non-Restricted Fund(s) in which the Contract is then invested. Should the Contract not be invested in other non-Restricted Funds, the excess will be invested in the Specially Designated Division unless we receive written instructions to do otherwise. Premium allocations must also satisfy the Allocation Threshold.

ALLOCATION THRESHOLD

Allocations into a Restricted Fund are limited to that amount such that the Accumulation Value in that Restricted Fund after such allocation does not exceed the threshold for that division and does not cause the Contract's total limit on allocation to Restricted Funds to be exceeded. If the amount of an allocation would cause either limit to be exceeded, the allocation will only be executed to the extent the lower limit would allow.

Allocations from a Restricted Fund will be allowed even if the amount remaining in the Restricted Fund after an allocation exceeds the Allocation Threshold. If a program of allocations over time is authorized by us, verification of the threshold will be performed at the initiation of such program. If such program is modified at a later date, a testing of thresholds will be done at that time.


GA-MA-1074                             13

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                   PREMIUM PAYMENTS AND ALLOCATION CHANGES
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THRESHOLDS - EFFECT ON WITHDRAWALS

  If a withdrawal is requested while any Accumulation Value is allocated to Restricted Funds and the Allocation Threshold percentage is currently exceeded, the percentage for funds invested in Restricted Funds for the total Contract, after taking into account the withdrawal, may not be higher than prior to the withdrawal. Should the calculated effect of a withdrawal result in the total Contract threshold being exceeded, the excess portion of the withdrawal will be processed prorata from all variable divisions. Systematic withdrawals, while the Contract has investments in Restricted Funds, if not withdrawn prorata from all divisions, shall be monitored annually to assure threshold compliance. Should the effect of such withdrawals cause a Restricted Fund to exceed its threshold, the divisions from which the withdrawals are processed may be adjusted to assure that the percentage of Accumulation Value in the Restricted Funds does not increase.

THRESHOLD PROCESSING

  For the purpose of calculating any thresholds, the values for the divisions will be determined using the prior day's closing index of investment experience.


GA-MA-1074                             14

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

                   HOW WE MEASURE THE ACCUMULATION VALUE
-------------------------------------------------------------------------------

THE VARIABLE SEPARATE ACCOUNTS

  These accounts, which are designated in each Certificate, are kept separate from our General Account and any other separate accounts we may have. They are used to support variable annuity contracts and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Accounts. Income and realized and unrealized gains or losses from assets in these separate accounts are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

  The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Contract's purposes. This Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the SEC under the Investment Company Act of 1940. This Variable Separate Account is also governed by state laws as designated in each Certificate. The trusts may offer unregistered series.

  Divisions of the Variable Separate Account
  A unit investment trust Variable Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios in which they invest, if applicable, are specified in each Certificate. Some of the portfolios designated may be managed by a separate investment adviser. Such adviser will be registered under the Investment Advisers Act of 1940 if required.

  Changes Within the Variable Separate Accounts
  We may, from time to time, make additional Variable Separate Account Divisions available. These Divisions will invest in investment portfolios we find suitable for this Contract. We also have the right to eliminate Divisions from a separate account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purposes of this Contract. This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We may get prior approval from the insurance department of our state of domicile before making such a substitution. We will also get any required approval from the SEC and any other required approvals before making such a substitution.

  Subject to any required regulatory approvals, we reserve the right to transfer assets of the Divisions of the Variable Separate Account, which we determine to be associated with the class of Contracts to which this Contract belongs, to another Variable Separate Account or Division.

  When permitted by law, we reserve the right to:
           (1)Deregister a Variable Separate Account under the Investment Company Act of 1940;
           (2)Operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
           (3)Operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;
           (4)Restrict or eliminate any voting rights of Certificate Owners, or other persons who have voting rights as to a Variable Separate Account; and,
           (5)Combine a Variable Separate Account with other Variable Separate Accounts.


GA-MA-1074                             15

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

                   HOW WE MEASURE THE ACCUMULATION VALUE (continued)
-------------------------------------------------------------------------------

THE GENERAL ACCOUNT

  The General Account contains all assets of the Company other than those in the Separate Accounts we establish. The
  Guaranteed Interest Divisions available for investment are shown in the Schedule. We may, from time to time, offer other
  Divisions where assets are held in the General Account.

VALUATION PERIOD

  Each Division and Fixed Allocation will be valued at the end of each Valuation Period on a Valuation Date. A Valuation Period is each Business Day together with any non-Business Days before it. A Business Day is any day the NYSE is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

ACCUMULATION VALUE

  The Accumulation Value of a Certificate is equal to the sum of the amounts in each Division of the Variable Separate Account and General Account and allocations to the Fixed Account. The Certificate Owner selects how the Accumulation Value is allocated. The maximum number of Divisions and Fixed Allocations to which the Accumulation Value may be allocated at any one time is shown in each Certificate.

ACCUMULATION VALUE IN EACH DIVISION AND FIXED ALLOCATION

  On the Certificate Date
  On the Certificate Date, the Accumulation Value is allocated to each Division and the Fixed Allocations as shown in each Certificate. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by the Certificate Owner.

  On each Valuation Date
  At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division and Fixed Allocation will be calculated as follows:
           (1) We take the Accumulation Value in the Division or Fixed Allocation at the end of the preceding Valuation Period.
           (2) We multiply (1) by the Variable Separate
               Account Division's net rate of return for the current Valuation Period, or we calculate the interest to be credited to a Fixed Allocation or Guaranteed Interest Division for the current Valuation Period.
           (3) We add (1) and (2).
           (4) We add to (3) any additional premium payments
               (less any premium deductions as shown in each Certificate) allocated to the Division or Fixed Allocation during the current Valuation Period.
           (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current Valuation Period.
           (6) We subtract from (5) any Partial Withdrawals which are allocated to the Division or Fixed Allocation during the current Valuation Period.
           (7) We subtract from (6) the amounts allocated to that Division or Fixed Allocation for:
                    (a)  any charges due for optional
                benefit riders as shown in each Certificate;
                    (b)  any deductions from Accumulation
                Value as shown in each Certificate.
  All amounts in (7) are allocated to each Division or Fixed Allocation as shown in each Certificate.

GA-MA-1074                             16

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

                   HOW WE MEASURE THE ACCUMULATION VALUE (continued)
-------------------------------------------------------------------------------

FIXED ACCOUNT

       The Fixed Account is a Separate Account under state law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Period (or Periods) the Certificateowners select. We reset the interest rates for new Fixed Allocations periodically, based on our sole discretion.

  Guarantee Periods
       Each Fixed Allocation is guaranteed an interest rate or rates for a period, a Guarantee Period. The Guaranteed Interest Rates for a Fixed Allocation are effective for the entire period. The Maturity Date of a Guarantee Period will be the last day of a calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made thirty days or less prior to the Maturity Date.
       Upon the expiry of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless the Certificate Owner selects another period prior to a Maturity Date. We will notify the Certificate Owner at least thirty days prior to a Maturity Date of options for renewal. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.
       We will declare Guaranteed Interest Rates for the then available Fixed Allocation Guarantee Periods. These interest rates are based solely on our expectation as to our future earnings. Declared Guaranteed Interest Rates are subject to change at any time prior to application to specific Fixed Allocations, although in no event will the rates be less than the Minimum Guaranteed Interest Rate shown in the Certificate.

  Market Value Adjustments
       A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately.
       The Market Value Adjustment is determined by multiplying the amount of Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

                     1 + I
                 ---------------  N/365
                 (1 + J + .0050)     - 1

       Where I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period; J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation. (The Index Rate is described in each Certificate.)

  Market Value Adjustments will be applied as follows:
          (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
          (2) For a partial withdrawal, partial transfer or in the case where a portion of a Fixed Allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.
          (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in a particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan.


GA-MA-1074                             17

-------------------------------------------------------------------------------

           (4)If the Market Value Adjustment is positive, it will be credited to the Accumulation Value of a particular Fixed Allocation. If a cash surrender, or full transfer, or application to an Income Plan has been requested, the Market Value Adjustment is added to the amount being withdrawn, transferred or applied to an Income Plan.

MEASUREMENT OF INVESTMENT EXPERIENCE

  Index of Investment Experience
  The investment experience of a Division is determined on each Valuation Date. We use an index to measure changes in each Division's experience during a Valuation Period. We set the index at $10 when the first investments in a Division are made. The index for a current Valuation Period equals the index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.

  How We Determine the Experience Factor
  For Divisions of a unit investment trust separate account the Experience Factor reflects the investment experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:
           (1)We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.
           (2)We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period.
              We subtract from that amount a charge for our taxes, if any.
           (3)We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
           (4)We subtract the daily mortality and expense risk charge for each Division shown in each Certificate for each day in the Valuation
              Period. This charge is to cover expense and mortality risks that we are assuming.
           (5)We subtract the daily asset based
              administrative charge shown in each Certificate for each day in the Valuation Period.

  Calculations for Divisions investing in unit investment trusts are on a per unit basis.

  Net Rate of Return for a Variable Separate Account Division
  The net rate of return for a Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

  Interest Credited to a Guaranteed Interest Division Accumulation Value allocated to a Guaranteed Interest Division will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until the Maturity Date of that Guarantee Period. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.


GA-MA-1074                             18

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

            HOW WE MEASURE THE ACCUMULATION VALUE  (continued)
-------------------------------------------------------------------------------

  Interest Credited to a Fixed Allocation
  A Fixed Allocation will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until that Fixed Allocation's Maturity Date.
  Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

  We periodically declare Guaranteed Interest Rates for then available Guarantee Periods. No Guaranteed Interest Rate will be less than the Minimum Guaranteed Interest Rate shown in each Certificate.

CHARGES DEDUCTED FROM ACCUMULATION VALUE FOR EACH PROCESSING PERIOD

  All charges and fees are shown in each Certificate.

  Charge Deduction Division Option
  We will deduct all charges against the Accumulation Value of a Certificate from the Charge Deduction Division if the Certificate Owner elected this option. If this option was not elected or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:
           (1)If these charges are less than the
              Accumulation Value in the Variable Separate
              Account Divisions, they will be deducted
              proportionately from all Divisions.
           (2)If these charges exceed the Accumulation
              Value in the Variable Separate Account
              Divisions, any excess over such value will be deducted proportionately from any Fixed Account and Guaranteed Interest Divisions.

  Any charges deducted from the Fixed Account or the General Account will be taken from the Fixed Allocations or the Guaranteed Interest Divisions, starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

  The Certificate Owner may at any time while the Certificate is in effect change the election of this option. To do so, the Certificate Owner must send a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive the request.


GA-MA-1074                             19

            THE CERTIFICATE OWNER'S BENEFITS
-------------------------------------------------------------------------------

  While a Certificate is in effect, the Certificate Owner has important rights and benefits available. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

  Cash Surrender Value
  The Cash Surrender Value before the Annuity Commencement Date, is determined as follows:
           (1) We take a Certificate's Accumulation Value;
           (2) We adjust for any applicable Market Value
               Adjustment;
           (3) We deduct any Surrender Charges;
           (4) We deduct any charges as shown in each Certificate that have been incurred but not yet deducted, including:
                 (a) any administrative charge that has not
                     yet been deducted;
                 (b) the pro rata part of any charges for
                     optional benefit riders; and
                 (c) any applicable premium or other tax.

  Cancelling to Receive the Cash Surrender Value
  The Certificate Owner may, at any time before the Annuity
  Commencement Date, surrender a Certificate to us. To do this, the Certificate Owner must return the Certificate with a signed request for cancellation to our Customer Service Center.

  The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Certificate and the signed request in our Customer Service Center. All benefits under the Certificate will then end.

  We will usually pay the Cash Surrender Value within seven days;
  but, we may delay payment as described in the Payments We May
  Defer provision.

PARTIAL WITHDRAWAL OPTION

  After the Certificate Date, the Certificate Owner may make Partial Withdrawals. Partial Withdrawals may be subject to a Partial Withdrawal Charge. The minimum amount that may be withdrawn is shown in each Certificate. The maximum amount that may be withdrawn is shown in each Certificate. To take a Partial Withdrawal, satisfactory notice must be sent to our Customer Service Center.

GA-MA-1074                             20

                         DEATH BENEFIT PROCEEDS
-------------------------------------------------------------------------------

PROCEEDS PAYABLE TO THE BENEFICIARY

  Prior to the Annuity Commencement Date
  If the sole Certificate Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit. If there are joint Certificate Owners and any Certificate Owner dies, we will pay the surviving Certificate Owners the death benefit. We will pay the amount on receipt of due proof of the Certificate Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Certificate Owner (or all Certificate Owners where there are joint Certificate Owners) is not an individual, the proceeds become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one death benefit is payable under a Certificate. In all events, distributions under the Certificate must be made as required by applicable law.

  How to Claim Payments to Beneficiary
  We must receive proof of the Certificate Owner's (or
  Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

GA-MA-1074                             21

                         CHOOSING AN INCOME PLAN
-------------------------------------------------------------------------------

ANNUITY BENEFITS

  If the Annuitant and Certificate Owner are living on the Annuity Commencement Date, we will begin making payments to the Certificateowner. We will make these payments under the Annuity Option (or Options) as chosen initially or as subsequently selected. An Annuity Option may be chosen or changed by making a written request at least 30 days prior to the Annuity Commencement Date. Unless chosen otherwise, Option 2 on a 10-year period certain basis will become effective. The amount of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (See Payments We May Defer). See each Certificate for certain restrictions which may apply. Before we pay any annuity benefits, we require the return of the Certificate. If a Certificate has been lost, we require the applicable lost certificate form.

ANNUITY COMMENCEMENT DATE SELECTION

  The Certificate Owner selects the Annuity Commencement Date.
  Any date may be elected following the fifth Certificate Anniversary but before the required date of annuity commencement as shown in each Certificate. If a date is not selected, the Annuity Commencement Date will be in the month following the required date of annuity commencement.

FREQUENCY SELECTION

  The Certificate Owner chooses the frequency of the Annuity
  Payments. They may be monthly, quarterly, semi-annually, or annually. If we do not receive written notice, the payments will be made monthly.

THE INCOME PLAN

  While a Certificate is in effect and before the Annuity Commencement Date, the Certificate Owner may choose one or more Annuity Options to which death benefit proceeds may be applied. If, at the time of the Certificate Owner's death, no option has been chosen for paying death benefit proceeds, the Beneficiary may choose an option within one year. An Annuity Option on surrender of the Certificate for its Cash Surrender Value may also be elected. For each option we will issue a separate written agreement putting the option into effect.

  Our approval is needed for any option where:
           (1) The person named to receive payment is other than the Certificate Owner or Beneficiary; or
           (2) The person named is not a natural person, such as a corporation; or
           (3) Any income payment would be less than the minimum annuity income payment shown in each Certificate.

THE ANNUITY OPTIONS

  There are four options to choose from.  They are:

  Option 1.  Income for a Fixed Period
  Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the Income For Fixed Period amount shown in each Certificate.
  Values for annual, semiannual or quarterly payments are available on request.

  Option 2.  Income for Life
  Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death.


GA-MA-1074                             22

-------------------------------------------------------------------------------


  We guarantee each payment will be at least the amount shown in the Income for Life Table in each Certificate. By age we mean the named person's age on his or her last birthday before the option's effective date. Amounts for ages not shown are available on request.

  Option 3.  Joint Life Income
  This option is available if there are two persons named to receive payments. At least one of the persons named must be either the Certificateowner or Beneficiary of the Certificate. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. The monthly payment amounts are available upon request. Such amounts are guaranteed and will be calculated on the same basis as the Table for Income for Life, however, the amount will be based on two lives.

  Option 4.  Annuity Plan
  An amount can be used to buy any single premium immediate annuity we offer on the option's effective date.

  The minimum rates for Option 1 are based on 3% interest, compounded annually. The minimum rates for Options 2 and 3 are based on 3% interest, compounded annually, and the Annuity 200
  Mortality Table.  We may pay a higher rate at our discretion.

PAYMENT WHEN NAMED PERSON DIES

  When the person named to receive payment dies, we will pay any amounts still due as provided by the option agreement. The amounts still due are determined as follows:

           (1) For Option 1 or for any remaining guaranteed payments under Option 2, payments will be continued.
           (2) For Option 3, no amounts are payable after both named persons have died.
           (3) For Option 4, the annuity agreement will state the amount due, if any.


GA-MA-1074                             23

                         GENERAL PROVISIONS
-------------------------------------------------------------------------------


ENTIRE CONTRACT

  This Contract, including any attached Rider, Endorsement, amendment and the application of the Contractholder, constitute the entire Contract between the Contractholder and us. All statements made by the Contractholder, any Certificate Owner or any Annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the Contractholder or in a written instrument signed by the Certificate Owner, a copy of which has been furnished to the Certificate Owner, the Beneficiary or to the Contractholder.

SENDING NOTICE TO US

  Any written notices or requests should be sent to our Customer
  Service Center.

REPORTS TO CERTIFICATE OWNER

  We will send the Certificate Owner a report, at least once during each Certificate Year, showing the Accumulation Value and the Cash Surrender Value of each Certificate as of the end of the Certificate Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any other information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.

  We will also send copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate
  Accounts invest, as well as any other reports, notices or documents required by law to be furnished to Certificate Owners.

ASSIGNMENT

  Benefits under a Certificate may be assigned as collateral security for a loan or other obligation. This does not change the Certificate ownership. The Certificate Owner's rights and any Beneficiary's rights are subject to the terms of the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CHANGING THE CONTRACT

  This Contract or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

CONTRACT CHANGES - APPLICABLE TAX LAW

  We reserve the right to make changes in this Contract or its riders to the extent we deem it necessary to continue to qualify this Contract as an annuity. Any such changes will apply uniformly to all Certificates that are affected. The
  Contractholder and the Certificate Owner will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

  If an age or sex has been misstated, the amounts payable or benefits provided under the Contract, as described in each Certificate, will be those that the premium payment made would have bought at the correct age or sex.

NON-PARTICIPATING

  Neither this Contract, nor its Certificates, participates in the divisible surplus of Golden American Life Insurance Company.

GA-MA-1074                             24

-------------------------------------------------------------------------------


PAYMENTS WE MAY DEFER

  We may not be able to determine the value of the assets of the Variable Separate Account Divisions because:
           (1)  The NYSE is closed for trading;
           (2) The SEC determines that a state of emergency exists; or
           (3) An order or pronouncement of the SEC permits a delay for the protection of Certificateowners.
           (4) The check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

  During such times, as to amounts allocated to the Variable Separate Account Divisions, we may delay:
           (1)  Determination and payment of the Cash
                Surrender Value;
           (2)  Determination and payment of any death
                benefit if death occurs before the Annuity
                Commencement Date;
           (3)  Allocation changes of the Accumulation Value;
                or,
           (4) Application of the Accumulation Value under an income plan.

As to the amounts allocated to a Guaranteed Interest Division in the General Account and as to amounts allocated to Fixed Allocations of the Fixed Account, we may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.00% a year on any Cash Surrender Value payment derived from a Fixed Allocation or Guaranteed Interest Division that we defer for 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

  All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, can:
           (1)  Change any of the Contract's terms; or
           (2)  Make any agreement binding on us.

COMPUTATIONS

  We have filed a detailed statement of our computations with the insurance supervisory official in appropriate jurisdictions. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached optional benefit rider will not increase these values unless otherwise stated in that rider.

FACILITY OF PAYMENT

  If no Beneficiary is named, we reserve the right to pay an amount not to exceed $2,000 to any person we determine to be entitled to such amount by reason of incurred expenses incident to the last illness or death of a Certificate Owner.

INCONTESTABILITY

  The benefits under this Contract will not be contested, except for nonpayment of premiums, after it has been in effect during the Annuitant's lifetime for two years from the Certificate
  Date.

CERTIFICATES

  Certificates will be furnished by us.

CONFORMITY WITH LAW

  If any provision of this Contract is contrary to any law to which it is subject, such provision is considered amended to conform to such law.


GA-MA-1074                             25

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                         GENERAL PROVISIONS (continued)
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RECORDS

  The Contractholder will furnish us information relative to this Contract as we may require to administer this Contract. Such records, which in our opinion have a bearing on this Contract, will be open to us for inspection at all reasonable times.

CERTIFICATE OWNER'S RIGHT TO EXAMINE THE CERTIFICATE

  A Certificate Owner may return a Certificate to us or the agent through whom it was purchased within 10 days of receipt. If so returned, we will treat the Certificate as though it were never issued. Upon receipt we will promptly refund the Accumulation Value plus any charges we have deducted as of the date the returned Certificate is received by us.

GA-MA-1074                             26

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                                                   SECTION 72 RIDER

Golden American is a stock company domiciled in Wilmington, Delaware
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REQUIRED DISTRIBUTION OF PROCEEDS ON DEATH OF CERTIFICATE OWNER
       This Rider is required to qualify the Certificate to which it is attached as an annuity Certificate under section 72 of the Internal Revenue Code of 1986, as amended (the "Code"). Where the terms of this Rider are in conflict with the terms of the Certificate, the Rider will control. This Rider and the Certificate should be construed so that they comply with applicable tax requirements.

DEATH OF CERTIFICATE OWNER ON OR AFTER ANNUITY COMMENCEMENT DATE
       IF ANY CERTIFICATE OWNER DIES ON OR AFTER the Annuity Commencement Date but prior to the time the entire interest in the Certificate has been distributed, the remaining portion will be distributed at least as rapidly as under the method of distribution being used as of the date of the Certificate Owner's or Annuitant's death.

DEATH OF CERTIFICATE OWNER PRIOR TO ANNUITY COMMENCEMENT DATE
       IF ANY CERTIFICATE OWNER DIES PRIOR TO the Annuity Commencement Date, the entire interest in the Certificate will be distributed within five years of the Certificate Owner's death.
       However, this distribution requirement will be considered satisfied as to any portion of the owner's interest in the Certificate which is payable to or for the benefit of a "designated beneficiary" and which will be distributed over the life of such "designated beneficiary" or over a period not extending beyond the life expectancy of that "designated beneficiary", provided such distributions begin within one year of the Certificate Owner's death. If the "designated beneficiary" is the surviving spouse of the decedent, the Certificate may be continued in the name of the spouse as Certificate Owner and these distribution rules are applied by treating the spouse as the Certificate Owner. However, on the death of the surviving spouse, this provision regarding spouses may not be used again.
       If any Certificate Owner is not an individual, the death or change (where permitted) of the Annuitant will be treated as the death of a Certificate Owner.
       The "designated beneficiary" is the person entitled to ownership rights under the Certificate. Thus, where no death benefit has become payable, the "designated beneficiary", for the purposes of applying this Rider, is the Certificate Owner(s). Where a death benefit has become payable, the "designated beneficiary", for the purposes of applying this Rider, is the person(s) entitled to the death benefit, generally the Beneficiary or surviving Certificateowners, as appropriate. Upon the death of any Certificate Owner, the "designated beneficiary" will become the Certificate Owner or, if an individual, will become the Annuitant.
                   *         *         *
       A Certificate Owner may notify Golden American as to the manner of payment under this Rider. If such Certificate Owner has not so notified Golden American prior to his or her death, the "designated beneficiary" under the Certificate may so notify Golden American.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

       President                         Secretary


GA-MA-1074

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                                             WAIVER OF SURRENDER CHARGE RIDER

Golden American is a stock company domiciled in Wilmington, Delaware
-------------------------------------------------------------------------------


       Golden American Life Insurance Company ("we" or "us") will waive any Surrender Charge incurred due to a surrender or Excess Partial Withdrawal under the Certificate in the event the Certificate Owner ("you") is subject to Qualified Extended Medical Care or suffers from a Qualifying Terminal Illness subject to the terms and conditions stated below:

EXTENDED MEDICAL CARE
       To qualify for this waiver, you must first begin receiving Qualified Extended Medical Care on or after the first Certificate Anniversary for at least 45 days during any continuous sixty-day period, and your request for the surrender or withdrawal, together with proof of such Qualified Extended Medical Care, must be received at our Customer Service Center during the term of such care or within ninety days after the last day upon which you received such care.
       Qualified Extended Medical Care" means confinement in a Qualified Licensed Hospital or Nursing Care Facility prescribed by a Qualifying Medical Professional.
       "Qualifying Licensed Hospital or Nursing Care Facility" means a skilled or intermediate care nursing facility at which medical treatment is available on a daily basis; and daily medical records are kept on each patient. This does not include a facility whose purpose is to provide accommodations, board or personal care services to individuals who do not need medical or nursing care; nor a place mainly for rest.
       "Qualifying Medical Professional" means a legally-qualified practitioner of the healing arts who is acting within the scope of his or her license; is not a resident of your household or that of the Annuitant; and is not related to you or the Annuitant by blood or marriage.

TERMINAL ILLNESS
       To qualify for this waiver, you must be first diagnosed by a Qualifying Medical Professional, on or after the first Certificate Anniversary, as having a Qualifying Terminal Illness. Written proof of terminal illness, satisfactory to us, must be received at our Customer Service Center. We reserve the right to require an examination by a physician of our choice.
       "Qualifying Terminal Illness" means an illness or accident, the result of which results in a life expectancy of twelve months or less, as measured from the date of diagnosis.

CLAIMS
       Evidence, satisfactory to us, must be submitted to qualify for waiver of Surrender Charge pursuant to this Rider. This evidence will be in writing and, where applicable, be attested to by a Qualified Medical Professional.
       This Rider is attached to and becomes part of the Certificate to which it is attached. The provisions of this Rider shall supersede the provisions of the Certificate where applicable.

                    GOLDEN AMERICAN LIFE INSURANCE COMPANY

       President                         Secretary


GA-RA-1003-12/94

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DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY GROUP MASTER
 CONTRACT-NO DIVIDENDS

  Variable Cash Surrender Values while a Certificate Owner is living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional premium payment option. Partial withdrawal option. Non-participating. Investment results reflected in values.



GA-MA-1074

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